                                                                    EXHIBIT 4.04


                         REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of October
                                               ---------
26, 2000, and effective as of the Effective Time as defined in the Reorganization Agreement, by and between Homestore.com, Inc., a Delaware corporation (the "Company"), Cendant Corporation, a Delaware corporation
                  -------
("Stockholder") and the Shelf Stockholders (as hereinafter defined) who are
 ------------
signatories to this Agreement.

     WHEREAS, pursuant to the terms and conditions of that certain Agreement and Plan of Reorganization dated as of October 26, 2000 (the "Reorganization
                                                          --------------
Agreement"), the Company will issue shares of its common stock to Stockholder;
---------
and

     WHEREAS, subject to the terms and conditions set forth herein, the Company has agreed to grant certain registration rights to Stockholder and certain other holders of the tracking stock of Stockholder or options to purchase the tracking stock of Stockholder with respect to such shares.

     NOW, THEREFORE, in consideration of the promises, mutual covenants and conditions herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Definitions. For purposes of this Agreement, the following terms shall
          -----------
have the following respective meanings:

     "1933 Act" means the Securities Act of 1933, as amended.
      --------

     "1934 Act" means the Securities Exchange Act of 1934, as amended.
      --------

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of
      ---------
the General Rules and Regulations under the 1934 Act.

     "Closing" shall have the meaning set forth in the Reorganization Agreement.
      -------

     "Eligible Time" means the third anniversary of the Closing.
      -------------

     "Existing Registration Rights Agreements" means any written agreement dated
      ---------------------------------------
as of a date prior to the date of the Reorganization Agreement obligating the Company to register shares of any of the Company's securities for its stockholders, including, without limitation, the Second Amended and Restated Stockholders Agreement, dated January 28, 1999, by and among the Company and certain of its stockholders, as amended by Amendment No. 1 thereto dated April 9, 1999.

     "Existing Stockholders" shall have the meaning ascribed to the term
      ---------------------
"Stockholders" in the Existing Registration Rights Agreements, and any other stockholder or holder of any security convertible into or exchangeable for any of the Company's securities.

     "Person" means a corporation, an association, a partnership, a limited
      ------
liability company, an organization, a business, an individual, a joint venture, a trust or a governmental or political subdivision thereof.

     "Register," "registered," and "registration" refers to a registration
      --------    ----------        ------------
effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

     "Registrable Securities" shall mean the Shelf Shares and the Stockholder
      ----------------------
Shares.

     "Registration Statement" means any registration statement described in
      ----------------------
Sections 2.1 or 2.2 of this Agreement.

     "Rule 144" means Rule 144 promulgated under the 1933 Act, or any successor
      --------
rule thereto.

     "SEC" means the Securities and Exchange Commission.
      ---

     "Shelf Shares" means the shares of common stock of the Company issued or
      ------------
issuable to the Shelf Stockholders in accordance with the terms and conditions of the Reorganization Agreement, and any securities of the Company issued as a dividend on or other distribution with respect to, or in exchange for or replacement of, such common stock.

     "Shelf Stockholders" shall mean the Persons listed on Exhibit A.
      ------------------                                   ---------

     "Stockholder" shall have the meaning set forth in the preamble hereto.
      -----------

     "Stockholder Demand" shall have the meaning set forth in Section 2.1 below.
      ------------------

     "Stockholder Shares" means the shares of common stock of the Company issued
      ------------------
or issuable to the Stockholder in accordance with the terms and conditions of the Reorganization Agreement, and any securities of the Company issued as a dividend on or other distribution with respect to, or in exchange for or replacement of, such common stock.

     2.   Registration Rights.
          -------------------

          2.1  Demand Registration.
               -------------------

               (a) If at any time after the Eligible Time the Stockholder requests in writing (the "Stockholder Demand") that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of Stockholder Shares, the Company shall, subject to Section 4.1, file such Registration Statement with the SEC within sixty (60) days after its receipt of such request. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as practicable and keep such registration statement effective until the Stockholder notifies the Company in writing that the Company is no longer required to keep such Registration Statement effective. In no event, however, shall the Company be required to (i) effect more than three (3) registrations pursuant to this section,

(ii) keep any registration statement filed pursuant to this section effective for more than an aggregate of one hundred twenty (120) days, (iii) to register more than 10% of the Stockholder Shares in any single registration or (iv) effect more than one registration pursuant to this section in any 12-month period following the Eligible Time. The "Incidental Registration" rights of the Existing Stockholders, to the extent provided for in Section 4.2 of the Existing Registration Rights Agreement, shall be applicable to a registration effected pursuant to this Section 2.1.

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to subparagraph (a):

                    (i) if the Company, within ten (10) days of the receipt of the Stockholder Demand, gives notice of its bona fide intention to effect the
                                            ---- ----
filing of a registration statement to register on behalf of the Company any of its common stock under the 1933 Act in connection with a public offering of such common stock solely for cash with the SEC within sixty (60) days of receipt of such demand (other than a registration relating primarily to the sale of securities to participants in a Company stock plan or employee benefit plan, a transaction covered by Rule 145 under the 1933 Act or the resale of securities issued in such transaction, a registration in which the only stock being registered is common stock issuable upon conversion or exchange of debt securities which are also being registered or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Stockholder Shares, any of which may hereafter be referred to as an "Excepted Registration
                                                         ---------------------
Statement"); provided, however, that if such registration statement is not filed
---------    --------  -------
by the Company within sixty (60) days of receipt of such Stockholder Demand and declared effective by the Commission within ninety (90) days after the Company's receipt of such Stockholder Demand, the Company shall be obligated to cause such Stockholder Shares to be registered in accordance with the provisions of this
Section 2.1 provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                    (ii) during the period starting with the Company's date of filing of, and ending on the date ninety (90) days immediately following, the effective date of any registration statement pertaining to securities of the Company (the "90-Day Postponement Period"), which registration was subject to
              --------------------------
Section 2.2 hereof; provided that if the Company, within the 90-Day Postponement Period, files any other registration statement (other than an Excepted Registration Statement), the Company will not be exempted from its obligations pursuant to this Section 2.1; provided further that the Company shall use commercially reasonable efforts to cause the registration statement relating to the Stockholder Demand to be filed and become effective within thirty (30) days after the 90-Day Postponement Period.

               (c) Notwithstanding the foregoing, the Company agrees to cause such Stockholder Shares to be registered in accordance with the provisions of
Section 2.1(a) within one hundred twenty (120) days of the occurrence of the postponement of a registration pursuant to Sections 2.1(b)(i) or 2.1(b)(ii); provided further that the Company may not postpone a demand registration more than once in any twelve (12) month period.

          2.2  Incidental Registration.
               -----------------------

               (a) Notwithstanding Section 2.1(a) of this Agreement and Section 1.2(c) of the Stockholder Agreement between Stockholder and the Company dated as of even date herewith, if at any time after the first anniversary of the Closing, the Company proposes to register (for its own account, on behalf of its stockholders, or a combination of the foregoing) any of its common stock under the 1933 Act in connection with a public offering of such common stock solely for cash (other than pursuant to an Excepted Registration Statement) the Company shall, at such time, give the Stockholder notice of such registration. Upon the written request of the Stockholder, given within ten (10) days after notice has been given by the Company in accordance with Section 9.1, the Company shall, subject to Section 4, cause to be registered under the 1933 Act all of the Stockholder Shares that the Stockholder has requested to be registered. Nothwithstanding the foregoing, if, at any time after giving written notice of its intention to register any securities and prior to the effective time of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to Stockholder and (i) in the case of determination not to register, shall be relieved of its obligation to register any Stockholder Shares in connection with such registration (but not from any obligation of the Company to pay any Registration Expenses (as defined in Section 7 below)), without prejudice, however, to the rights of Stockholder to request that such registration be effected pursuant to Section 2.1 above and (ii) in the case of a determination to delay registering, shall be relieved of its obligation to register any Stockholder Shares for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1.

          2.3  Shelf Registration. Subject to Section 4 below, no later than the
               ------------------
earlier of (i) ninety (90) days after the Closing or (ii) May 31, 2001, the Company shall file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of the Shelf Shares. The Company shall use commercially reasonable efforts to cause such Registration Statement to be declared effective as soon thereafter as practicable and keep such registration statement effective, subject to Section 4 below, for a period of one year. The "Incidental Registration" rights of the Existing Stockholders, to the extent provided for in the Existing Registration Rights Agreements, shall be applicable to a registration effected pursuant to this Section 2.3; provided that the Shelf Stockholders shall not be cut back.

          2.4  Underwriting Requirements.
               -------------------------

               (a) In connection with any underwritten public offering pursuant to Section 2.2 hereof, the Company shall not be required to include any of the Stockholder Shares in such underwriting unless the Stockholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters for the offering (which underwriters shall be selected by the Company).

               (b) If the total amount of securities, including Stockholder Shares, requested to be included in an underwritten public offering pursuant to
Section 2.2 hereof exceeds the amount of securities that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Stockholder Shares, which the underwriters determine in their sole discretion will not jeopardize the success of the offering. In such event, the Company may reduce the number of Stockholder Shares to be included in the offering prior to reducing or excluding the shares proposed to be offered by the Company and the holders of registration rights under the Existing Registration Rights Agreement.

     3.   Further Obligations of the Company After Registration.
          -----------------------------------------------------

          3.1  Blue Sky Compliance.  The Company shall, in connection with a
               -------------------
Registration Statement covering Registrable Securities, use its commercially reasonable efforts to register and qualify the Registrable Securities covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Stockholder or the Shelf Stockholders, as the case may be, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions unless the Company is already subject to service in such jurisdiction and except as may be required by the 1933 Act.

          3.2  Furnishing of Prospectus.  With respect to a Registration
               ------------------------
Statement filed pursuant to Sections 2.1, 2.2 or 2.3, the Company shall use commercially reasonable efforts to furnish to the Stockholder or the Shelf Stockholders, as applicable, copies of any preliminary prospectus and, as expeditiously as reasonably possible after the effectiveness of the Registration Statement, furnish to the Stockholder or the Shelf Stockholders, as applicable, such numbers of copies of a final prospectus in conformity with the requirements of the 1933 Act, and such other documents as the Stockholder or a Shelf Stockholder, as the case may be, may reasonably request, in order to facilitate the resale or other disposition of Registrable Securities owned by such Stockholder or Shelf Stockholder, as the case may be.

          3.3  Amendments.  With respect to a Registration Statement filed
               ----------
pursuant to Section 2.1, 2.2 or 2.3 of this Agreement, and, subject to Section
4.1 of this Agreement, the Company shall prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and prospectus accurate and complete for the entire period for which the Registration Statement remains effective.

          3.4  Notices.  The Company shall:
               -------

               (a) Notify the Stockholder or the Shelf Stockholders, as applicable, promptly after it shall receive notice thereof, of the date and time when any Registration Statement and each post-effective amendment thereto has become effective covering Registrable Securities held by such stockholder;

               (b) Notify the Stockholder or the Shelf Stockholders, as applicable, promptly of any request by the SEC for the amending or supplementing of any Registration Statement or prospectus or for additional information covering Registrable Securities held by such stockholder;

               (c) Notify the Stockholder or the Shelf Stockholders, as applicable, at any time when a prospectus relating to Registrable Securities is required to be delivered under the 1933 Act, of any event which would cause any such prospectus or any other prospectus as then in effect to include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to
Section 4.1, promptly prepare and file with the SEC, and promptly notify the Stockholder or the Shelf Stockholders, as the case may be, of the filing of, such amendments or supplements to any Registration Statement or prospectus as may be necessary to correct any such statements or omissions;

               (d) Notify Stockholder or the Shelf Stockholders, as applicable, promptly after it shall receive notice of the issuance of any stop order by the SEC suspending the effectiveness of any Registration Statement covering Registrable Securities or the initiation or threatening of any proceeding for that purpose and, subject to Section 4.1, promptly use commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

     4.   Conditions and Limitations on Registration Rights.  The registration
          -------------------------------------------------
rights granted by this Agreement are subject to the following additional conditions and limitations:

          4.1  Delays and Suspension.  The Company may delay the filing of, or
               ---------------------
suspend or delay the effectiveness of a Registration Statement for a reasonable period of time (but not exceeding 180 days), if the Company determines, in its reasonable judgment, that such registration or offering would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates or would require premature disclosure thereof and promptly give Stockholder or the Shelf Stockholders, as applicable, written notice of such delay, provided, however, that the Company may postpone a filing in such manner only once in each twelve (12) month period; provided that if the Company files any other registration statement during this postponement period (other than an Excepted Registration Statement), the Company's obligations shall no longer be permitted its rights to delay and suspension under this Section 4.1. In such event, the Company's obligation under this Agreement to file a registration statement, seek effectiveness of a registration statement or keep such registration statement effective shall be deferred. If the Company shall postpone the filing of a registration statement pursuant to request for registration pursuant to Section 2.1 hereof, Stockholder shall have the right to withdraw the request for registration by giving written notice to the Company within thirty (30) days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which such selling Stockholder is entitled pursuant to Section 2.1 hereof. If the Company suspends the effectiveness of a Registration Statement, the Company will promptly deliver notice to the Stockholder or the Shelf Stockholders, as applicable, of such suspension and will again deliver notice to the Stockholder when such suspension is no longer necessary and the duration for which the Company is required to keep a Registration Statement effective shall be extended by an additional number of days equal to the length of any suspension period.

          4.2  Amended or Supplemented Prospectus. The Stockholder and the Shelf
               ----------------------------------
Stockholders agree that, as a condition to the receipt of the registration rights contained herein, upon receipt of any notice from the Company described in Section 4.1 hereof that suspends an effective registration statement, such stockholder shall forthwith discontinue disposition of Registrable Shares until such stockholder's receipt of copies of a supplemented or amended prospectus from the Company, or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, such stockholder will deliver to the Company all copies of the prospectus covering such Registrable Shares current at the time of receipt of such notice of suspension.

     5.   Indemnification.
          ----------------

          5.1  Indemnification by the Company.  The Company will, and hereby
               ------------------------------
does, indemnify and hold harmless, Stockholder and each of the Shelf Stockholders, as the case may be, and their respective directors, officers, partners, agents and Affiliates and each other Person who participates as an underwriter in the offering or sale of the Stockholder Shares or the Shelf Shares, as the case may be, and each other Person, if any, who controls Stockholder or a Shelf Stockholder, as the case may be, or any such underwriter within the meaning of the 1933 Act, insofar as losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which Stockholder Shares held by Stockholder or Shelf Shares held by the Shelf Stockholders, as the case may be, were registered under the 1933 Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse Stockholder or the Shelf Stockholders, as the case may be, and each such director, officer, partner, agent or Affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided,
                                                                    --------
that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument executed by or on behalf of Stockholder or a Shelf Stockholder (as the case may be) or such underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any
             --------  -------
Person who participates as an underwriter in the offering or sale of Stockholder Shares or any other Person, if any, who controls such underwriter within the meaning of the 1933 Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Stockholder Shares to such Person if such statement or omission was corrected in such final prospectus so long as such final prospectus, and any amendments or supplements thereto, have been furnished to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Stockholder or the Shelf Stockholders, as the case may be, or any such underwriter, director, officer, partner, agent or Affiliate or controlling Person and shall survive the transfer of such securities by Stockholder or the Shelf Stockholders, as the case may be.

          5.2  Indemnification by Stockholders. Stockholder and each Shelf
               -------------------------------
Stockholder will, and hereby does, severally indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by Stockholder or such Shelf Stockholder, as the case may be, specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that
                                                         --------  -------
the liability of any stockholder under this Section 5.2 shall be limited to the amount of proceeds received by such stockholder in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such stockholder.

          5.3  Notices of Claims, etc. Promptly after receipt by an indemnified
               ----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5 such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to
             --------  -------
give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties is reasonably likely to exist in respect of such claim, the indemnifying party shall be entitled to participate in and, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defense thereof and the indemnified party notifies the indemnifying party of such indemnified party's judgment and the basis therefor. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

          5.4  Contribution. If the indemnification provided for in this Section
               ------------
5 shall be judicially determined (by the entry of final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) to be unavailable to a party seeking indemnification under Section 5.1 or 5.2 hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 5.1 or Section 5.2 hereof, the indemnified party and the indemnifying party under Section 5.1 or Section 5.2 hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Stockholder and each Shelf Stockholder, on the other hand, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and Stockholder and each Shelf Stockholder, on the other hand, from the offering of the securities covered by such registration statement. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

          5.5  Other Indemnification. Indemnification and contribution similar
               ---------------------
to that specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Company, on the one hand, and Stockholder and each Shelf Stockholder, on the other hand, with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the 1933 Act.

     6.  Information from Stockholder. In the event that either the Stockholder
         ----------------------------
or a Shelf Stockholder fails to furnish to the Company such information regarding itself, the shares of Registrable Securities held by it, or the intended method of disposition of such securities as may be required to effect the registration of the Registrable Securities, the Company shall not be obligated to take any action pursuant to this Agreement with respect to such Stockholder Shares or Shelf Shares held by such Stockholder or Shelf Stockholder.

     7.  Expenses of Registration. The Company shall pay all registration,
         ------------------------
filing and qualification fees (including SEC filing fees and the listing fees of the Nasdaq Stock Market or any stock exchange on which the Company securities are traded) attributable to the Stockholder Shares and Shelf Shares registered under this Agreement, and any legal, accounting or other professional fees or expenses incurred by the Company (collectively, "Registration Expenses"). The Stockholder and each Shelf Stockholder, as the case may be, shall pay all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to the sale of such Stockholder Shares or Shelf Shares, as the case may be, registered by such stockholder and any legal, accounting or other professional fees incurred by such stockholder. The Company shall pay all expenses in connection with any registration initiated pursuant to Section 2 which is withdrawn (pursuant to a written request made with the SEC pursuant to Rules 477 or 478 of the 1933 Act or any successor rules thereto), delayed or abandoned, except if such withdrawal, delay or abandonment is a result of: (i) a request by the Stockholder or the Shelf Stockholders to withdraw, delay or abandon such registration; (ii) the failure to comply with the requirements of
Section 6 hereof by the Stockholder or Shelf Stockholder, as applicable; or
(iii) any withdrawal, delay or abandonment of the registration caused by the fraud, material misstatement or omission of a material fact by the Stockholder or a Shelf Stockholder, as applicable, to be included or required to be included in such registration.

     8.  Rule 144. In the event that Stockholder or a Shelf Stockholder may,
         --------
under Rule 144, resell or otherwise dispose of all such stockholder's Stockholder Shares or Shelf Shares, as the case may be, in a ninety (90) day period without registration under the 1933 Act, the registration rights granted under this Agreement to such stockholder and the obligations of the Company hereunder (other than its obligations under Sections 5 and 7 and this Section 8) to such stockholder, shall be of no further force and effect whatsoever without any further action on the part of the Company or such stockholder; provided that the registration rights provided hereunder shall be reinstated as to the Stockholder or a Shelf Stockholder if at any time the provisions of Rule 144(k) do not permit the Stockholder or such Shelf Stockholder to dispose of all of the Stockholder Shares or such Shelf Stockholder's shares, as the case may be, then held by it in any three-month period; provided, however, that such reinstatement shall exist for only so long as the Stockholder or such Shelf Stockholder, as applicable, cannot sell all of the Stockholder Shares or such Shelf Stockholder's shares as are then held by the Stockholder or such Shelf Stockholder during any three-month period pursuant to Rule 144(k).

     9.  Miscellaneous.
         -------------

          9.1  Notices. All notices and other communications required or
               -------
permitted hereunder shall be made in the manner and to addresses set forth in the Reorganization Agreement, in the case of the Stockholder and the Company, and, in the case of Shelf Stockholders, in the manner set forth in the Reorganization Agreement to the address of such Shelf Stockholder set forth on Exhibit A hereto.
---------

          9.2  Interpretation. The words "include," "includes" and "including"
               --------------
when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.3  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          9.4  Entire Agreement. This Agreement and the documents and
               ----------------
instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) other than the rights expressly set forth herein with respect to the Shelf Stockholders, are not intended to confer upon any other person any rights, remedies, obligations or liabilities hereunder.

          9.5  Assignment. This Agreement, and the rights and obligations
               ----------
hereunder, shall not be assigned by the Stockholder or any Shelf Stockholder without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided that the Stockholder shall be permitted to assign its rights and obligations under this Agreement, in whole or in part, to any wholly-owned direct or indirect subsidiary of the Stockholder in connection with the transfer of at least 1,000,000 Shares to such subsidiary. Any assignment of rights or delegation of duties under this Agreement by the Stockholder or a Shelf Stockholder without the prior written consent of the Company shall be void ab initio. This Agreement shall be binding upon and inure to the benefit of the Company and its respective successors and assigns.

          9.6  Severability. In the event that any provision of this Agreement
               ------------
or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          9.7  Attorneys' Fees. In any action at law or suit in equity in
               ---------------
relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

          9.8  Governing Law. This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

          9.9  Term. Except as expressly provided herein, the rights and
               ----
obligations hereunder shall terminate ten (10) years from the date of this Agreement.


     9.10  Shelf Stockholders.  Acceptance of any benefit under this Agreement
           ------------------
by any Shelf Stockholder shall render it a party hereto and shall obligate it to all provisions with respect to Shelf Stockholders hereunder.


             [The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                    HOMESTORE.COM, INC.

                                    By:  /s/ David Rosenblatt
                                       --------------------------------
                                    Name:
                                    Title:

                                    CENDANT CORPORATION

                                    By:  /s/ Eric Bock
                                       --------------------------------
                                    Name:
                                    Title:



               [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]